UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors of ChromaDex Corporation (the “Company”) previously approved an amendment (the “2017 Plan Amendment”) to the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), subject to approval by the stockholders of the Company. On June 15, 2023, the stockholders of the Company approved the 2017 Plan Amendment at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

The 2017 Plan Amendment increases the number of shares available for issuance under the 2017 Plan by an additional 3.65 million shares. Other than increasing the shares available for issuance under the 2017 Plan by these additional shares, no material changes were made to the 2017 Plan as a result of the 2017 Plan Amendment. A detailed summary of the material terms and conditions of the 2017 Plan Amendment is set forth under the heading “Proposal 4: Approval of an Amendment to the 2017 Equity Incentive Plan to Increase the Number of Shares Available for Issuance” in the Company’s definitive proxy statement for the Company’s 2023 Annual Meeting filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”), which is incorporated herein by reference. The foregoing description of the 2017 Plan Amendment and the 2017 Plan, as amended, is not complete and is qualified in its entirety by reference to the full text of the 2017 Plan, as amended by the 2017 Plan Amendment, which is filed herewith as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Company’s 2023 Annual Meeting.

Proposal 1 — Election of directors.

The following directors were elected to serve until the Company’s 2024 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal.

Director Elected	For	Withheld	Broker Non-Votes
Frank L. Jaksch, Jr.	43,991,870	1,061,547	11,176,909
Robert Fried	43,766,801	1,286,616	11,176,909
Steven Rubin	36,576,757	8,476,660	11,176,909
Wendy Yu	44,381,475	671,942	11,176,909
Gary Ng	44,320,738	732,679	11,176,909
Kristin Patrick	44,152,241	901,176	11,176,909
Ann Cohen	44,137,364	916,053	11,176,909
Hamed Shahbazi	43,164,410	1,889,007	11,176,909

Proposal 2 — Ratification of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
53,073,220	2,985,840	171,266	*

* No broker non-votes arose in connection with Proposal 2.

Proposal 3 — Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
43,580,102	1,443,544	29,771	11,176,909

Proposal 4 — Approval of amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares available for issuance by 3.65 million shares of common stock.

For	Against	Abstain	Broker Non-Votes
39,844,772	5,156,391	52,254	11,176,909

Proposal 5 — Approval of amendment to the Company’s certificate of incorporation to authorize the issuance of up to 5 million shares of preferred stock.

For	Against	Abstain	Broker Non-Votes
36,184,125	8,688,172	181,120	11,176,909

Based on the votes set forth above, the proposed amendment to the Company’s certificate of incorporation was not approved by the Company’s stockholders.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	ChromaDex Corporation 2017 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: June 20, 2023	By:	/s/ Brianna L. Gerber
Name: Brianna L. Gerber
Chief Financial Officer
(Principal Financial and Accounting Officer)